23(m)(a)	Amended and Restated Plan of Distribution under Rule 12b-1 — Amended Schedule A dated November 13, 2009

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AMENDED SCHEDULE A
12B-1 PLAN OF DISTRIBUTION
     The following series and classes of shares are offered effective as of November 13, 2009:

Transamerica AEGON High Yield Bond	Transamerica AllianceBernstein International Value	Transamerica Asset Allocation — Conservative Portfolio
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I		Class R
Class P		Class I

Transamerica Asset Allocation — Growth Portfolio	Transamerica Asset Allocation — Moderate Growth Portfolio	Transamerica Asset Allocation — Moderate Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class R	Class R	Class R
Class I	Class I	Class I

Transamerica Balanced	Transamerica BlackRock Global Allocation	Transamerica BlackRock Large Cap Value
Class A	Class	Class I
Class B
Class C
Class I
Class P

Transamerica BlackRock Natural Resources	Transamerica BNY Mellon Market Neutral Strategy	Transamerica Clarion Global Real Estate Securities
Class I	Class I	Class I

Transamerica Diversified Equity	Transamerica Equity	Transamerica Federated Market Opportunity
Class A	Class A	Class I
Class B	Class B
Class C	Class C
Class I	Class I
Class P	Class P
Class T

Transamerica First Quadrant Global Macro	Transamerica Flexible Income	Transamerica Focus
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class I
Class P

Transamerica Growth Opportunities	Transamerica Jennison Growth	Transamerica JPMorgan Core Bond
Class A	Class A	Class I
Class B	Class B
Class C	Class C
Class I	Class I
Class P

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Transamerica JPMorgan International Bond	Transamerica JPMorgan Mid Cap Value	Transamerica Loomis Sayles Bond
Class I	Class I	Class I

Transamerica MFS International Equity	Transamerica Money Market	Transamerica Multi-Manager Alternative Strategies Portfolio
Class I	Class A	Class A
	Class B	Class C
Class C
Class I
Class P

Transamerica Multi-Manager International Portfolio	Transamerica Neuberger Berman International	Transamerica Oppenheimer Developing Markets
Class A	Class I	Class I
Class B
Class C

Transamerica Oppenheimer Small- & Mid-Cap Value	Transamerica PIMCO Real Return TIPS	Transamerica PIMCO Total Return
Class I	Class I	Class I

Transamerica Schroders International Small Cap	Transamerica Short-Term Bond	Transamerica Small/Mid Cap Value
Class I	Class A	Class A
	Class C	Class B
	Class I	Class C
Class I

Transamerica Third Avenue Value	Transamerica Thornburg International Value	Transamerica UBS Large Cap Value
Class I	Class I	Class I

Transamerica Van Kampen Emerging Markets Debt	Transamerica Van Kampen Mid- Cap Growth	Transamerica Van Kampen Small Company Growth
Class I	Class I	Class I

Transamerica WMC Emerging Markets
Class I
SERVICE AND DISTRIBUTION FEES
     The Fund is authorized to pay to Servicing Party the following annual distribution and service fees as compensation for Servicing Party’s services as Distributor of those specific shares of the Fund.

Class A Shares	0.35% of average daily net assets of the Fund’s Class A shares
Class B Shares	1.00% of average daily net assets of the Fund’s Class B shares
Class C Shares	1.00% of average daily net assets of the Fund’s Class C shares
Class R Shares	0.50% of average daily net assets of the Fund’s Class R shares
     The Fund may pay a distribution and service fee to Servicing Party at a lesser rate than the fees specified in Sections 1(a) and 1(b), respectively, of this Plan, in either case as agreed upon by the Trust and Servicing Party and as approved in the manner specified in Section 5 of this Plan.
     12b-1 distribution and service fees are not applicable to Class I, Class P and Class T shares.

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